Exhibit 10.3
2007 GM-UAW Labor Agreement

Forward Looking Statements 1 In the presentations and in related comments by General Motors' management, we will use words like "expect," "anticipate," "estimate," "intend," "evaluate," "seek," "believe," "potential," "design," "impact," "projection," or "pro-forma" to identify forward-looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but GM's actual results may differ materially due to a variety of important factors. Among other items, such factors include: the ability of GM to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; costs and risks associated with litigation; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates; the successful completion of collective bargaining agreements with all unions that represent GM employees/retirees and the legal interpretations of those agreements; labor strikes or work stoppages at GM; and general economic conditions, in particular health care costs and investment returns. GM's most recent annual reports on Form 10-K and quarterly reports on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms.

Agenda 2007 Agreement Overview Retiree Health Care / VEBA Trust Two-Tier Wage Structure Other Operating Changes Financial Summary 2

2007 Agreement Key Outcomes Competitiveness Enables appropriate employment levels and introduces wage and benefit structures that support efforts to close manufacturing cost gap Flexibility Mechanisms to help deploy labor force where required Improved ability to adjust workforce to reflect market conditions VEBA funding structured to allow contribution payments over time Commitment Retiree health care benefits funded for current UAW hourly employees and retirees while largely eliminating health care inflation risk from capital structure Continue product and technology investment in the U.S. 3

2007 Agreement Key Elements Independent VEBA Trust established for retiree health care obligations Two-tier wage agreement established for non-core employees and new hires Agreed to hire 2,800 temporary workers as permanent Job security provisions revised No base wage increases, lump sums granted instead Reduced COLA escalation Upfront agreement on product and sourcing plan Increased pension benefits for current and future retirees 4

Agenda 2007 Agreement Overview Retiree Health Care / Independent VEBA Two-Tier Wage Structure Other Operating Changes Financial Summary 5

2005 Retiree Health Care Agreement In October 2005, announced GM-UAW Retiree Health Care Agreement, which modified postretirement health care benefits for UAW hourly retirees and actives Agreement effective through September 2011 Introduced for the first time employee monthly contributions, deductibles and co-pays, as well as prescription drug and dental coverage changes A UAW-sponsored Mitigation VEBA was established to help defray out-of-pocket cost impact to retirees and completely fund retiree dental benefits GM agreed to make three $1B contributions in 2006, 2007 and 2011 UAW agreed to defer future wage increases and a portion of future COLA payments to Mitigation VEBA Agreed to additional stock appreciation rights and profit sharing diversions Agreement implemented in March 2006 upon district court approval Based on final remeasurements related to plan changes, agreement yielded gross $17B reduction in GM OPEB liability 6

2007 Retiree Health Care Overview GM and UAW agree that responsibility for retiree health care will permanently shift from GM to a new retiree plan funded by a new Independent VEBA Incorporates 2005 Health Care Agreement and is subject to court approval Implementation will be later of January 1, 2010 or date on which any appeals or challenges to court approval are exhausted Agreement ensures UAW may not negotiate to increase GM funding or otherwise seek to obligate GM to: Provide any additional contributions to the Independent VEBA Make any other payments for the purpose of providing retiree medical benefits Provide retiree medical benefits through any other means Employees may in future contribute earnings that they received from wages, profit sharing, COLA, or signing bonuses 7

Independent VEBA Summary New retiree health care agreement and VEBA will cover: All retirees as of 9/14/2007 Active UAW-represented employees with seniority as of 9/14/2007 UAW Delphi retirees and actives covered under GM-UAW-Delphi restructuring plan (approximately 12k people) UAW retirees and actives of closed or divested GM-UAW business units (to the extent GM has responsibility for their health care) New hires not included in Independent VEBA and not offered defined benefit postretirement health care GM and UAW agreed on funding Independent VEBA based on various key assumptions Asset returns of 9% annually, with risk borne by VEBA Ultimate health care trend rate of 5% annually, with risk borne by VEBA Incorporation of 2005 Health Care Agreement wage/COLA diversions Standard actuarial assumptions 8

UAW-Related Health Care Obligations Addresses UAW-related retiree health care obligations totaling $46.7B UAW-related obligations estimated at $47B at mid-year for purpose of negotiations when adjusted for updated Delphi impact ($3B increase) and assumed discount rate increase Actuals will be determined at year-end under SFAS 158 9 * Impact of adopting year-end measurement dates for all pension/OPEB plans at 12/31/06, implemented by GM in Q1 '07

Treatment of 2005 Health Care Agreement 10 Upon effective date, new Independent VEBA deal supersedes 2005 agreement GM remains obligated to make final $1B Mitigation VEBA payment from 2005 agreement in 2011 Profit sharing from the 2005 OPEB agreement eliminated Capped upside potential from the stock price increase granted in 2005 OPEB agreement 2005 Health Care Agreement wage/COLA diversions were calculated and negotiated at $3.8B present value This amount included in funding for new Independent VEBA Wage/COLA diversions retained by company

Independent VEBA Funding 11 Note: All present values calculated at 9% investment rate Note: All present values calculated at 9% investment rate

Independent VEBA Timeline 1/1/08 1/1/09 1/1/10 1/1/11 Internal UAW VEBA / Temp. Asset Account to be Established 1/1/08 ($18.5B + $4.4B Convertible Note) Initial Effective Date Est. Q4 ($5.6B With Option To Pay Over Time) First Contingent Payment 4/1/08 ($165M) Continue Retiree HC Cash Payments (Est. 1/1/10) Final $1.0B Payment From 2005 HC Deal (4/1/11) Flat Monthly Lifetime Pension Benefit $66.70 Final Effective Date Est. 1/1/10 Event 12

Independent VEBA Convertible Note Independent VEBA funding includes $4.3725B convertible note at following terms: 6.75% interest paid semi-annually 5 year maturity from issuance on 1/1/2008; callable by GM any time after Year 3 Convertible for approximately 109 million shares based on $40 conversion price; may be converted in last six months before maturity or when GM stock price exceeds $48 Note to be issued to a GM subsidiary and will accrue interest from 1/1/2008, but will be treated like treasury stock until assigned to Independent VEBA on 1/1/2010* Various key restriction covenants are included Subject to lock-up period until 1/1/2010* After lock-up, may sell about half of note or stock per year Prohibition on sale of more than 2% to one holder Trustee to vote stock in same proportion as all shareholders 13 * Or date of transfer to Independent VEBA after court and regulatory approval, if later

Change to Retiree Health Care Accounting Generally speaking, two types of accounting treatment can be triggered by reductions in retiree health care Dependent largely on existence of ongoing actual or contingent obligations or involvement on the part of the company Other factors may also impact appropriate accounting treatment Plan settlement - liability is entirely defeased Liability is removed from balance sheet and taken as a one-time net gain Plan amendment - ongoing obligations exist Liability is reduced to the present value of future obligations; the negative plan amendment generated by the change in the liability is amortized over time GM to seek SEC concurrence with accounting treatment Expect negative plan amendment accounting to apply given structure of proposed plan (e.g. future capped VEBA contributions) 14

Independent VEBA Accounting Impact Under a negative plan amendment, balance sheet must recognize net liability equal to present value of cash flows associated with future obligations GM's net balance sheet liability under the new plan would be limited to GM's capped contributions to the new Independent VEBA Negative plan amendment arises due to cap on GM contributions (vs. increased cost share or reduced benefits) Requires mutual understanding with plan participants that benefits have been reduced Requires all employer contributions be included in initial measurement of capped obligation Includes contingent payments 15

Independent VEBA Timeline 1/1/08 1/1/09 1/1/10 1/1/11 Internal UAW VEBA / Temp. Asset Account to be Established 1/1/08 ($18.5B + $4.4B Convertible Note) Initial Effective Date Est. Q4 ($5.6B With Option To Pay Over Time) Transfer New VEBA Assets To New Trust Transfer 2005 VEBA Assets Transfer Convertible Note First Contingent Payment 4/1/08 ($165M) Continue Retiree HC Cash Payments (Est. 1/1/10) Final $1.0B Payment From 2005 HC Deal (4/1/11) Flat Monthly Lifetime Pension Benefit $66.70 Final Effective Date Est. 1/1/10 Assets Reported In GM's Consolidated Balance Sheet Convertible Debt Will Be Presented Similar To Treasury Stock No Change In OPEB Accounting Event Accounting Negative Plan Amend. 16

Post-Implementation Pro-forma OPEB Liability 17 Accounting rules require the OPEB liability to be measured based on economic conditions existing on 1/1/2010 Impossible to precisely predict future economic conditions, but net UAW hourly health care balance sheet liability estimated to be about $6B - 13B depending on assumptions, including FAS 106 discount rate (assumed to be 6%) Low end of range assumes all required contributions have been made except: PV of remaining contingent payments PV of remaining Mitigation VEBA contribution ($1B in 2011) 7/8ths of face value of the convertible note High end of range assumes the same items above as well as: PV of timed additional contributions and 2005 wage/COLA deferrals Additionally, measurement of balance sheet liability will be based on actual market value of convertible note on 1/1/2010 Therefore, high end of liability range will increase if value of note increases Due to market transferability restrictions on convertible note, pro-forma 1/1/2010 liability assumes 7/8ths reflected in GM's OPEB liability with remainder carried on GM balance sheet as debt Following maturity of convertible note in 2013, projected net OPEB liability would range from $2B (reflecting only PV of remaining contingent payments) to $9B (including PV of remaining base and wage/COLA payments)

Pro-forma OPEB Expense Impact 18 2008/2009: No change in what GM's OPEB accounting otherwise would have been 2010/2011: Estimated annual pre-tax savings projected to be $2.6B - $3.4B primarily due to the effect of the negative plan amendment Significant assumptions include the following: Negative plan amendment amortized over the remaining average period for active UAW participants to reach full eligibility for retiree health care benefits Assumed discount rate of 6% remains constant Assumed market value of the convertible note at 1/1/2010 equals face value Changes in these and other assumptions could result in a lower or higher plan amendment For example, if the market value of assets actually contributed on 1/1/2010 increases (e.g. due to appreciation on the convertible note), the amount of the negative plan amendment will be lower

Cash Flow Impact of Independent VEBA 19 Incremental cash flow impact for GM includes upfront and other ongoing cash contributions Excludes cash flow impact of wage/COLA deferrals from 2005 Agreement as not considered incremental Favorable cash flow impact beginning in 2010 driven by savings of future health care payments GM's reported liquidity as of year-end 2007 will decline by $2.6B due to exclusion of short-term VEBA assets

Retiree Health Care Summary 20 GM to fund an Independent VEBA trust with substantial level of capital After final implementation, GM no longer responsible for providing retiree health care benefits to UAW-represented retirees and actives Independent VEBA assumes all future investment return and trend risks New hires to receive $1 per compensated hour in lieu of postretirement health care benefits Agreement is permanent, UAW may not negotiate further for retiree health care benefits

Agenda 2007 Agreement Overview Retiree Health Care / Independent VEBA Two-Tier Wage Structure Other Operating Changes Financial Summary 21

Two-Tier Wage Structure Overview New Tier II wage for "non-core" positions Applies to new hires only Tier II new hires enter at base wage rates that are approximately 50% of current UAW GM "Tier I" rate Benefit structure also significantly modified Higher cost share for active health care coverage Cash balance pension plan vs. traditional defined benefit pension plan 401k defined contribution plan in lieu of retiree health care coverage (applies to all new hires, including those in "core" positions) 22

Tier II / New Hire Wage & Benefit Plan 23 * Base wage before inflation adjustment after full grow-in over 2 years ** Will continue in plans even if later transitioned to core position

Post 2007 Bargaining - Transition to Tier II Core Non- Core GM Internal Employees Examples -- Vehicle General Assembly Engine/Transmission Assembly Productive Maintenance Quality Examples -- Material Movement Kitting and Sequencing Internal GM at Tier II wage/benefit Structure In excess of 16k positions 24 Non GM 3rd Party Example -- Housekeeping

Current Workforce Demographics 56k (75% of current workforce) Present U.S. hourly workforce demographics indicate that 65-75% would be retirement eligible in contract period 25 Retain ability to adjust workforce based on market conditions and productivity gains, and transition significant number of positions to Tier II wage structure Current demographics of workforce a key enabler Will require upfront restructuring costs 48k (65%)

Agenda 2007 Agreement Overview Retiree Health Care / Independent VEBA Two-Tier Wage Structure Other Operating Changes Financial Summary 26

Other Key Elements Overview No annual base wage increases Lump sum payments of $3,000 in 2007 and 3%/4%/3% ($2,600/$3,200/$2,600) performance bonus in 2008/2009/2010 COLA reduced vs. prior agreement Approximately two-thirds retained by GM to partially offset VEBA contributions and active health care Significant revisions to job security language Secured Employment Level requirements also removed Significant time spent upfront with the UAW defining work which would be retained vs. outsourced Attendance Policy revisions to reduce absenteeism Pension increases of approximately 1.3% annually per retiree (excluding impact of VEBA-related lump sum payments) 27

Historical Wage Escalation In exchange for additional VEBA contributions, UAW agreed to no base wage increases for 4 years Base wage increases in every previous contract since 1982 Wage/Benefits have historically had four major inflationary drivers: 28

Reduced COLA Escalation 2003 Agreement 2003 Agreement Incl. '05 Health Care Agreement 2007 Agreement Employee 2.25 2.08 0.8 Diversions Retained by GM 0.22 0.39 1.5 Total 2.47 2.47 2.3 Approx. 65% 29

JOBS Bank / Job Security Revisions 30 2007 Agreement provisions JOBS Bank Reduction Programs New Special Attrition Program including mandatory placement Area Hire (< 50 miles) One job offer refusal results in leave without pay/benefits Extended Area Hire (> 50 miles) 4 job offer refusals results in leave without pay/benefits Exception: 2 job offer refusals at Linden, Oklahoma City, Rancho Cucamonga Maximum 2 years protection Shorter if employee refuses jobs

Secured Employment Levels Eliminated Prior Agreement contained language which calculated specific employment levels based on UAW hourly employee attrition Based on complicated formula using a Benchmark Minimum Employment Level from 1999 Agreement 2007 Agreement removes all language that requires facilities to calculate specific employment floors All formulas, benchmark minimums and related administration have been eliminated 31

Upfront Sourcing Agreements 32 Housekeeping to be sub-contracted Agreement to exit substantial portion of ~1,700 current housekeeping functions before January 2009 Also able to sub-contract large scale construction projects and roof/HVAC/sub-station repairs Upfront agreement on outsourcing for core vehicle production and non-core operations Non-core operations will transition to Tier II wages and benefits As part of the agreement GM agreed to: Hire 2,800 temporary employees permanently at Tier I wage In-source 3,000 Tier II positions if positive business case

Capacity Action Summary 33

Manufacturing Capacity Considerations Agreement confirms GM's ability to continue implementing capacity actions announced in 2005 Investment commitments specified at select plants conditional on market demand, business case and GM Board of Directors approval 14 assembly plants and 25 related powertrain and stamping facilities Plants without specific investment commitments will be dependent on future market conditions and product plans Revised job security provisions are key enablers to managing capacity in response to market conditions From a cost perspective, most critical aspect is ability to utilize available workforce through timely redeployment 34

Pension Plan Revisions 35 Basic benefit increases for both current and future retirees Current: $2.00 increase Future: $2.65 increase (compares to $4.20 in 2003 agreement) Also modest increases to "30 & out", survivor, and other benefits Delphi covered employees granted same increases Current retirees (including Delphi) granted lump sum payments of a maximum of $700/year over life of agreement Will be covered by pension plan assets (new to this agreement) These revisions estimated to increase YE 2007 PBO by $4.3B Additional $2.8B estimated increase to YE 2010 PBO associated with pension pass-thru to Independent VEBA

2007 Labor Contract Pension Summary Pension changes ($7.1B) comprised of "Traditional" ($4.3B) and VEBA related ($2.8B) increases Comparison to prior Contracts: Type of Increase 2007 Contract 2003 Contract 1999 Contract Basic Benefit Increase (PBO) $3.5B $2.1B $5.4B Lump Sums paid from Plan Assets $0.8B - - Total "Traditional" Increases $4.3B $2.1B $5.4B VEBA Related (PBO impact 1/1/2010) $2.8B - - TOTAL PBO Increase $7.1B $2.1B $5.4B Lump Sums paid from Cash - $0.9B $0.7B TOTAL Pension Consideration $7.1B $3.0B $6.1B 36 Note: VEBA related PBO not recorded until implementation date of Independent VEBA. 2007 amounts assume 5.9% discount rate, which may differ from market rates in 2010, that will be used to measure PBO.

Funded Status Projection FAS 87 pro-forma funded status for Hourly Plan (using 5.9% discount rate and assumed asset returns): 37

Agenda 2007 Agreement Overview Retiree Health Care / Independent VEBA Two-Tier Wage Structure Other Operating Changes Financial Summary 38

U.S. Hourly People Cost (Expense) 2003 2004 2005 2006 2007 Est. Traditional 12.8 12.8 12 10.2 8.6 Legacy 5.6 3.2 3.8 2.4 1.5 Total 18.4 16.1 15.8 12.6 10.1 39 2008 - 2011 Health care cost shifts to Independent VEBA Adjust workforce levels Transition to Tier II Restructuring costs Significant Cost Reduction Expected

Financial Summary 40 Believe new labor agreement significantly reduces GM's manufacturing cost gap to competitors Current VEBA and well-funded pension plan provide flexibility to fulfill obligations within contract Independent VEBA transfers responsibility and risk associated with future UAW retiree health care costs away from GM starting in 2010 New contract and labor demographics provide opportunity for significant, operating-related, positive cash flow and earnings Will work with UAW leadership to determine appropriate ways to implement sourcing agreements and transition non-core portion of workforce